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                                                                      Exhibit 21

                             PPG INDUSTRIES, INC.
                         AND CONSOLIDATED SUBSIDIARIES
                         -----------------------------

                        SUBSIDIARIES OF THE REGISTRANT
                               December 31, 2001

     Significant subsidiaries included in the 2001 consolidated financial statements of the Company are:

                                                           Percentage of
                                                            Voting Power
                                                           -------------
United States:
  PPG Architectural Finishes, Inc. - Delaware.............      100.00%
  PPG Industries Fiber Glass Products, Inc - Delaware.....      100.00
  PPG Industries International, Inc.- Delaware............      100.00
  PPG Industries Ohio, Inc. - Delaware....................      100.00
  PPG Industries Securities, Inc. - Delaware..............      100.00
  PRC-DeSoto International, Inc. - California.............      100.00
  Transitions Optical, Inc. - Delaware....................       51.00
  PPG Auto Glass, LLC - Delaware..........................       66.00

Canada:
  PPG Canada Inc. - Canada................................      100.00

Europe:
  Hoba Lacke und Farben GmbH - Germany....................      100.00
  PPG Coatings BV - The Netherlands.......................      100.00
  PPG Coatings S.A. - France..............................      100.00
  PPG Holdings (U.K.) Limited - United Kingdom............      100.00
  PPG Holdings B.V. - The Netherlands.....................      100.00
  PPG Holdings SARL - France..............................      100.00
  PPG Iberica S.A. - Spain................................       60.00
  PPG Industries Chemicals B.V. - The Netherlands.........      100.00
  PPG Industries Fiber Glass B.V. - The Netherlands.......      100.00
  PPG Industries France - France..........................      100.00
  PPG Industries Italia S.R.L. - Italy....................      100.00
  PPG Industries Lacke GmbH - Germany.....................      100.00
  PPG Industries Lackfabrik GmbH - Germany................      100.00
  PPG Industries (U.K.) Limited - England.................      100.00
  PPG Refinish France - France............................      100.00
  PPG Optical Holdings Ireland............................      100.00
  PPG Sipsy S.C.A. - France...............................      100.00
  Transitions Optical Holdings B.V. - The Netherlands.....       51.00
  Transitions Optical Limited - Ireland ..................       51.00

Asia:
  PPG Coatings(Hong Kong) Co. Ltd. - Hong Kong............       60.00
  PPG Coatings(Malaysia)Sdn.Bhd. - Malaysia...............      100.00
  PPG Coatings(Tianjin) Limited - China...................       60.00
  PPG Japan Ltd.- Japan...................................      100.00
  PPG Packaging Coatings (Suzhou) Co. Ltd - China.........       90.40
  Taiwan Chlorine Industries Ltd. - Taiwan................       60.00

Asia Pacific:
  PPG Industries Australia PTY Limited - Australia........      100.00
  PPG Industries New Zealand Limited - New Zealand........      100.00

South America:
  PPG Industrial Do Brasil Limitada - Brazil..............      100.00
  PPG Industries Argentina S.A. - Argentina...............      100.00

Mexico:
  PPG Industries de Mexico, S.A. de C.V. - Mexico.........      100.00